As filed with the Securities and Exchange Commission on December 28, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Foresight Autonomous Holdings Ltd.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7 Golda Meir
Ness Ziona
7414001 Israel

+972-077-9709030
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Tel: 212.660.5000

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Oded Har-Even, Esq. David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-5000	Eitan Shmueli, Adv. Gregory Irgo, Adv. Lipa Meir & Co 2 Weitzman St. Tel Aviv 6423902, Israel (972) 3-607-0690

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-229715

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered (2)		Proposed Maximum Offering Price Per Unit (2)		Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Ordinary Shares, no par value (1)		(4)		(4)	$4,340,000	$473.06

(1)	The Ordinary Shares will be represented by American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares of Foresight Autonomous Holdings Ltd., or the Registrant which have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-217881). Each ADS represents five (5) Ordinary Shares.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. The Registrant previously registered an aggregate of $50,000,000 of its securities on a Registration Statement on Form F-3 (File No. 333-229715) declared effective by the Securities and Exchange Commission on March 8, 2019. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,340,000 is hereby registered.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Omitted pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction IV of Form F-3. The contents of the Registration Statement on Form F-3 (File No. 333-229715), filed by Foresight Autonomous Holdings Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on March 8, 2019, are incorporated by reference into this Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Lipa Meir & Co.

23.1*	Consent of Brightman Almagor Zohar & Co., A Firm in the Deloitte Global Network, independent registered public accounting firm.

23.2*	Consent of Lipa Meir & Co (included in Exhibit 5.1).

24.1 *	Power of Attorney (included in the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Ness Ziona, State of Israel, on December 28, 2020.

FORESIGHT AUTONOMOUS HOLDINGS LTD.

By:	/s/ Haim Siboni
Haim Siboni
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Foresight Autonomous Holdings Ltd., hereby severally constitute and appoint Haim Siboni and Eliyahu Yoresh, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Haim Siboni	Chief Executive Officer and Director	December 28, 2020
Haim Siboni	(principal executive officer)

/s/ Eliyahu Yoresh	Chief Financial Officer	December 28, 2020
Eliyahu Yoresh	(principal financial officer)

/s/ Michael Gally	Chairman of the Board of Directors	December 28, 2020
Michael Gally

/s/ Ehud Aharoni	Director	December 28, 2020
Ehud Aharoni

/s/ Daniel Avidan	Director	December 28, 2020
Daniel Avidan

/s/ Zeev Levenberg	Director	December 28, 2020
Zeev Levenberg

/s/ Vered Raz-Avayo	Director	December 28, 2020
Vered Raz-Avayo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, as amended, the undersigned, Sullivan & Worcester LLP, the duly authorized representative in the United States of Foresight Autonomous Holdings Ltd. has signed this registration statement on December 28, 2020.

/s/ Sullivan & Worcester LLP